Exhibit 10.2

EXHIBIT  1

THE SECURITIES EVIDENCED BY THIS CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND UNDER ANY SUCH APPLICABLE STATE LAWS.

 Minerco Resources, Inc.
Convertible Note

Date: October 12, 2010

FOR VALUE RECEIVED,  Minerco Resources, Inc., a Nevada corporation  (“Maker”),

hereby promises to pay to MSF International, Inc., where its principal address is 15 2nd Avenue, Buttonwood Bay, Belize City, Belize, Central America (“Lender” or “Holder”), the principal amount advanced by Lender, together with interest on the unpaid principal amounts as set forth in this Convertible Note (this “Note”) (the Loans and interest thereon referred to collectively as the “Indebtedness”) by a date one year after Maker is first “piggy back qualified” quoted on the OTC, (“Maturity Date”).

The principal amount advanced by Lender is, in U.S. dollars: US$ 100,000.00

1. Interest on the Loan. From the date of each such Loan and thereafter until maturity or earlier repayment in full of such Loan, interest on the principal amount of each Advance Loan outstanding shall be calculated on the basis of a 360-day year and shall be computed for each payment period on the basis of the actual number of days elapsed for each such Advance Loan (including the first day but excluding the last day), and accrue at 0 percent compounded annually. Interest shall be payable on the Maturity Date.

2. Payments.
(a) Interest Rate for Overdue Amounts. Beginning fifteen days after the Maturity Date, interest shall accrue on all unpaid Indebtedness at the annual rate set forth in Section 1 above.

(b) Other Payment Provisions. All payments of principal and interest hereunder shall be payable to Lender in lawful money of the United States of America in immediately available funds. All delivery of payments shall be made at the offices of Lender, or at such other place as Lender may designate in writing, not later than 2 p.m. on the date when due, without offset. Any payment coming due on a day which is not a Business Day, shall be made on the next succeeding Business Day, and any such extension of the time of payment shall be included in the computation of interest payments.

(c) Prepayments. Maker may prepay the unpaid balance of any of the Loans in whole at any time or in part from time to time without penalty; provided that any such prepayment is accompanied by interest accrued and unpaid on the amount so prepaid to the date of such prepayment.

3. Maturity. The entire outstanding Indebtedness hereunder, including any and all accrued and unpaid interest and any other amounts due hereunder, shall become due and payable in full on Maturity Date. Or alternatively, the maturity date an be extended to one year after company is quoted on the OTC at Maker’s Option.

4. Assignment. Maker may not assign, transfer, novate or dispose of this Note, or any of its interests, rights or obligations hereunder, without the prior written consent of Lender.

5. Default and Acceleration:

(a) The occurrence of any of the following shall constitute an “Event of Default” under this Secured Convertible Note.

(i)	The failure of Maker to pay any part of this indebtedness when due
(ii)	The institution of legal proceedings against the Maker under any state insolvency laws, federal bankruptcy law, or similar debtor relief laws then in effect.

(b) In the event of (a)(i) or (a)(ii) above, then a default may be declared at the option of Lender without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived by Maker). In such event Lender shall be entitled to be paid in full the balance of any unpaid principal amount hereunder plus all accrued and unpaid interest hereunder and any costs to enforce the terms hereof, including, without limitation, reasonable attorneys’ fees. Lender may waive any Event of Default before or after it occurs and may restore this Secured Convertible Note in full effect without impairing the right to declare it due for a subsequent default.

(c) No course of dealing between Lender and Maker or any failure or delay on the part of Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of Lender under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

(d) Lender is empowered to set off and apply any moneys at any time held or any other indebtedness at any time due and payable by Lender to or for the credit of Maker against the Indebtedness of Maker evidenced by this Note. Lender shall promptly notify Maker after any such set-off, provided that the failure to provide notice shall not affect the validity of the set-off.

(e) None of the rights, remedies, privileges or powers of Lender expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege and power now or hereafter existing in favor of Lender, whether at law or in equity, by statute or otherwise.

(f) Maker shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise (including but not limited to reasonable attorneys' fees and costs) which Lender may deem necessary or proper in connection with the satisfaction of Indebtedness. Lender is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of principal outstanding and charge interest thereon at the rate specified herein.

6. Conversion. Each Convertible Note plus accrued interest can be converted into shares at any time before the Maturity Date by the Note Holder at a Conversion Price of $0.0004 per share at the time of conversion. And in the event of a default each Convertible Note plus accrued interest can be converted into shares at any time after the default date by the Note Holder at a Conversion Price of par value, or half of the average bid price over the last five trading days, whichever is lower, but in no case for an amount less than a 51% interest in the company.

7. Severability. In the event any one or more of the provisions contained in this Note or any other loan document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other loan documents, but this Note and such other loan document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

8. Representation and Warranty. Maker hereby declares, represents and warrants to Lender that it is a business or commercial organization and that the Indebtedness evidenced hereby is made for the purpose of acquiring or carrying on a business or commercial enterprise within the meaning of the laws of the State of Nevada.

9. Waiver of Trial by Jury: Maker agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by Lender on or with respect to this Note shall be tried only by a court and not by a jury. MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Maker acknowledges and agrees that Lender would not extend credit hereunder if this waiver of a jury trial were not part of this Note.

10. Governing Law: This Note shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to its principles of conflicts of law.

11. Assignable. This note and Lender’s Interest in it, may not be assigned without prior consent of Maker.

12. Maker agrees to register shares under Securities Act of 1933 until shares become available for resale under Rule 144(k).

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the day and year first above written.

and